Exhibit 99.1


Digital Recorders Inc. Announces New Frame Agreement With Volvo of Sweden

    DALLAS--(BUSINESS WIRE)--April 28, 2004--Digital Recorders Inc.
(DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that its Mobitec AB (Mobitec) subsidiary in Sweden has signed a new frame agreement with Volvo Bus Corporation (Volvo).
    As part of the new frame agreement, Mobitec will provide electronic destination sign systems to Volvo worldwide. Valid for two years, the agreement is renewable and is a continuation of the relationship that Mobitec has held with Volvo for many years.
    "We are honored to have Volvo's continued and reaffirmed confidence in Mobitec as its primary supplier of information systems worldwide. We believe that this agreement and cooperation with Volvo will lead to development of new markets for Mobitec and potentially yield higher business volume. Mobitec management is to be commended for demonstrating once again its ability to deliver high quality and technologically competitive products at attractive prices with strong customer service support. These attributes, which are expected by our customers such as Volvo, are what we strive to consistently deliver," David L. Turney, the Company's Chairman, Chief Executive Officer and President, said.
    Volvo, one of the largest bus vehicle and bus vehicle chassis manufacturers in the European market, has operations worldwide.

    ABOUT MOBITEC

    Based in Goteborg, Sweden, Mobitec is highly respected for its products, technology, service and quality. The premier supplier of electronic destination sign systems in the Nordic markets, Mobitec also has business units in Australia and Germany, as well as a joint venture in Brazil.
    As part of senior management's plans to grow at an accelerated pace through internal and external means, the Company completed its acquisition of Mobitec in June 2001. The acquisition significantly expanded the Company's geographical reach and cross-selling opportunities.

    ABOUT THE COMPANY

    Digital Recorders Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems and Internet-based, automatic vehicle monitoring systems -- enhance public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing the Company's business plan, and the impact on the Company of its relationships with its lenders and creditors. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and the risks associated with our business.

    CONTACT: Digital Recorders Inc., Dallas
             Veronica B. Marks, 214-378-4776
             veronicam@digrec.com